BYLAWS

OF

ON2 TECHNOLOGIES, INC.

ARTICLE I
Offices

The registered and principal office of On2 Technologies, Inc. (the "Corporation") required by the Delaware General Corporation Law to be maintained in the State of Delaware shall be designated from time to time by the Board of Directors.

The Corporation may have such other offices, either within or outside the State of Delaware, as the Board of Directors may designate, or as the business of the Corporation may require from time to time.

ARTICLE II
Stockholders

Section 1. Annual Meeting.

The annual meeting of the stockholders shall be held pursuant to notice given by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Section 2. Special Meetings.

Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than ten (10%) percent of all the outstanding shares of the corporation entitled to vote at the meeting. Such request shall state the purposes of the proposed meeting.

Section 3. Adjournment.

a. When the annual meeting is convened, or when any special meeting is convened, the presiding officer may adjourn it for such period of time as may be reasonably necessary to reconvene the meeting at another place and another time.

b. The presiding officer shall have the power to adjourn any meeting of the stockholders for any proper purpose, including, but not limited to, lack of a quorum, to secure a more adequate meeting place, to elect officials to count and tabulate votes, to review any stockholder proposals or to pass upon any challenge which may properly come before the meeting.

c. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, the adjournment is for more than 30 days, or if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given in compliance with Subsection (4)(a) of this Article II to each stockholder of record on the new record date entitled to vote at such meeting.

Section 4. Notice of Meeting, Purpose of Meeting; Waiver.

a. Each stockholder of record entitled to vote at any meeting shall be given in person, or by first class mail, postage prepaid, written notice of such meeting which shall set forth the place, date and hour of the meeting and, in the case of a special meeting, purpose(s) for which the meeting is called, not less than ten (10) or more than sixty (60) days before the date of such meeting. If mailed, such notice is to be sent to the stockholder's address as it appears on the stock transfer books of the Corporation unless the stockholder shall have requested of the Secretary in writing at least fifteen (15) days prior to the distribution of any required notice that any notice intended for him to be sent to some other address, in which case the notice may be sent to the address so designated. Notwithstanding any such request by a stockholder, notice sent to a stockholder's address as it appears on the stock transfer books of this Corporation as of the record date shall be deemed properly given. Any notice of a meeting sent by the United States mail shall be deemed delivered when deposited with proper postage thereon with the United States Postal Service or in any mail receptacle under its control.

b. A stockholder waives notice of any meeting by attendance, either in person or by proxy, at such meeting or by waiving notice in writing either before, during or after such meeting. Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened, however, will not constitute a waiver of notice by a stockholder stating at the beginning of the meeting, his objection that the meeting is not lawfully called or convened.

c. Whenever the holders of at least eighty (80%) percent of the capital stock of the Corporation having the right to vote shall be present at any annual or special meeting of stockholders, however called or notified, and shall sign a written consent thereto on the minutes of such meeting, the meeting shall be valid for all purposes.

d. A Waiver of Notice signed by all stockholders entitled to vote at a meeting of stockholders may also be used for any other proper purpose including, but not limited to, designating any place within or without the State of Delaware as the place for holding such a meeting.

e. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders need be specified in any written Waiver of Notice.

Section 5. Closing of Transfer Books: Record Date; Stockholders' List.

a. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or of any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board of Directors may fix a new record date for the adjourned meeting.

b. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by this Section 5, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this Section 5, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

c. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

d. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

e. Upon the willful neglect or refusal of the Board of Directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.

f. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 6. Quorum.

a. At any meeting of the stockholders of the Corporation, the presence, in person or by proxy, of stockholders owning a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote thereat shall be necessary to constitute a quorum for the transaction of such business. If a quorum is present the affirmative vote of a majority of the shares represented at such meeting and entitled to vote on the subject matter shall be the act of the stockholders. If there shall not be a quorum at any meeting of the stockholders of the Corporation, then the holders of a majority of the shares of the capital stock of the Corporation who shall be present at such meeting, in person or by proxy, may adjourn such meeting from time to time until holders of a majority of the shares of the capital stock shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled.

b. The stockholders at a duly organized meeting having a quorum may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 7. Presiding Officer; Order of Business.

a. Meetings of the stockholders shall be presided over by the Chairman of the Board, or, if he is not present, by the President or, if he is not present, by a Vice President or, if none of the Chairman of the Board, the President, or a Vice President is present, the meeting shall be presided over by a Chairman to be chosen by a plurality of the stockholders entitled to vote at the meeting who are present, in person or by proxy. The presiding officer of any meeting of the stockholders may delegate the duties and obligations of the presiding officer of the meeting as such person sees fit.

b. The Secretary of the Corporation, or, in his absence, an Assistant Secretary, shall act as Secretary of every meeting of stockholders, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall choose any person present to act as Secretary of the meeting.

c. The order of business shall be as follows:

1. Call of meeting to order.
2. Proof of notice of meeting.
3. Reading of minutes of last previous stockholders meeting or a Waiver thereof.
4. Reports of officers.
5. Reports of committees.
6. Election of directors.
7. Regular and miscellaneous business.
8. Special matters.
9. Adjournment.

d. Notwithstanding the provisions of Article II, Section 7, Subsection c, the order and topics of business to be transacted at any meeting shall be determined by the presiding officer of the meeting in his sole discretion. In no event shall any variation in the order of business or additions and deletions from the order of business as specified in Article II, Section 7, Subsection c, invalidate any actions properly taken at any meeting.

Section 8. Voting.

a. Unless otherwise provided for in the Certificate of Incorporation, each stockholder shall be entitled, at each meeting and upon each proposal to be voted upon, to one vote for each share of voting stock recorded in his name on the books of the Corporation on the record date fixed as provided for in Article II, Section 5.

b. The presiding officer at any meeting of the stockholders shall have the power to determine the method and means of voting when any matter is to be voted upon. The method and means of voting may include, but shall not be limited to, vote by ballot, vote by hand or vote by voice. However, no method of voting may be adopted which fails to take account of any stockholder's right to vote by proxy as provided for in Section 10 of this Article II. In no event may any method of voting be adopted which would prejudice the outcome of the vote.

Section 9. Action Without Meeting.

a. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail return receipt requested. If any class of shares is entitled to vote thereon as a class, such written

consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote thereon.

b. Within ten (10) days after obtaining such authorization by written consent, notice must be given to those stockholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters' rights are provided under the Delaware General Corporation Law, the notice shall contain a clear statement of the right of the stockholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of the Delaware General Corporation Law regarding the rights of dissenting stockholders.

c. In the event that the action to which the stockholders' consent is such as would have required the filing of a certificate under the Delaware General Corporation Law if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such other section shall state that written consent has been given in accordance with the provisions of this Article II, Section 9.

Section 10. Proxies.

a. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action without a meeting, or his duly authorized attorney-in-fact, may authorize another person or persons to act for such stockholder by proxy.

b. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided in this Article II, Section 10.

c. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the stockholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of stockholders.

d. Except when other provisions shall have been made by written agreement between the parties, the record holder of shares held as pledges or otherwise as security or which belong to another, shall issue to the pledgor or to such owner of such shares, upon demand therefor and payment of necessary expenses thereof, a proxy to vote or take other action thereon.

e. A proxy which states that it is irrevocable is irrevocable when it is held by any of the following or a nominee of any of the following: (i) a pledgee; (ii) a person who has purchased or agreed to purchase the shares; (iii) a creditor or creditors of the Corporation who extend or continue to extend credit to the Corporation in consideration of the proxy, if the proxy states that it was given in consideration of such extension or continuation of credit, the amount thereof, and the name of the person extending or continuing credit; (iv) a person who has contracted to perform services as an officer of the Corporation, if a proxy is required by the contract of employment, if the proxy states that it was given in consideration of such contract

of employment and states the name of the employee and the period of employment contracted for; and (v) a person designated by or under an agreement as provided in Article XI hereof.

f. Notwithstanding a provision in a proxy stating that it is irrevocable, the proxy becomes revocable after the pledge is redeemed, or the debt of the Corporation is paid, or the period of employment provided for in the contract of employment has terminated, or the agreement under Section 4 of Article VI hereof has terminated and, in a case provided for in Subsection 10(e)(iii) or Subsection 10(e)(iv) of this Article II, becomes revocable three years after the date of the proxy or at the end of the period, if any, specified therein, whichever period is less, unless the period of irrevocability is renewed from time to time by the execution of a new irrevocable proxy as provided in this Article II, Section 10. This subsection 10(f) does not affect the duration of a proxy under Subsection 10(b) of this Article II.

g. A proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability is noted conspicuously on the face or back of the certificate representing such shares.

h. If a proxy for the same shares confers authority upon two (2) or more persons and does not otherwise provide a majority of such persons present at the meeting, or if only one is present, then that one may exercise all the powers conferred by the proxy. If the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

i. If a proxy expressly so provides, any proxy holder may appoint in writing a substitute to act in his place.

Section 11. Voting of Shares by Stockholders.

a. Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated in the Bylaws of the corporate stockholder; or, in the absence of any applicable Bylaw, by such person as the Board of Directors of the corporate stockholder may designate. Proof of such designation may be made by presentation of a certified copy of the Bylaws or other instrument of the corporate stockholder. In the absence of any such designation, or in case of a conflicting designation by the corporate stockholder, the Chairman of the Board, President, any vice president, secretary and treasurer of the corporate stockholder, in that order, shall be presumed to possess authority to vote such shares.

b. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

c. Shares standing in the name of a receiver may be voted by such receiver. Shares held by or under the control of a receiver but not standing in the name of such receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

d. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge.

e. Shares of the capital stock of the Corporation belonging to the Corporation or held by it in any fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares.

ARTICLE III
Directors

Section 1. Board of Directors; Exercise of Corporate Powers.

a. All corporate powers shall be exercised by or under the authority of, and the business affairs of the Corporation shall be managed under, the direction of the Board of Directors except as may be otherwise provided in the Articles of Incorporation. If any such provision is made in the Articles of Incorporation, the powers and duties conferred or imposed upon the Board of Directors shall be exercised or performed to such extent and by such person or persons as shall be provided in the Articles of Incorporation.

b. Directors need not be residents of the state of incorporation unless the Articles of Incorporation so require.

c. The Board of Directors shall have authority to fix the compensation of Directors unless otherwise provided in the Articles of Incorporation.

d. A Director shall perform his duties as a Director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

e. In performing his duties, a Director shall be entitled to rely in good faith on records of the Corporation, information, opinions, reports or statements, including financial data, in each case prepared or presented by: (i) one or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented; (ii) counsel, public accountants or other persons as to matters which the Director reasonably believes to be within such persons' professional or expert competence; or (iii) a committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

f. A Director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described in Subsection 1(e) of this Article III to be unwarranted.

g. A person who performs his duties in compliance with this Article III, Section 1 shall have no liability by reason of being or having been a Director of the Corporation.

h. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken consents thereto unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 2. Number; Election; Classification of Directors Vacancies.

a. The Board of Directors of this Corporation shall consist of not less than three (3) nor more than nine (9) members, unless the number of stockholders is less than three, in which which case the Corporation shall have as many directors as there are stockholders. The number of directors shall be fixed by the initial Board of Directors. The number of directors constituting the initial Board of Directors shall be fixed by the Articles of Incorporation. The number of directors may be increased from time to time by the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director.

b. Each person named in the Articles of Incorporation as a member of the initial Board of Directors, shall hold office until the first annual meeting of stockholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

c. At the first annual meeting of stockholders and at each annual meeting thereafter the stockholders shall elect directors to hold office until the next succeeding annual meeting, except in case of the classification of directors as permitted by the Delaware General Corporation Law. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

d. The stockholders, by amendment to these Bylaws, may provide that the directors be divided into not more than three classes, as nearly equal in number as possible, whose terms of office shall respectively expire at different times, but no such term shall continue longer than four (4) years, and at least one-fifth (1/5) in number of the directors shall be elected annually.

e. If directors are classified and the number of directors is thereafter changed, any increase or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

f. In the event that a vacancy shall occur on the Board of Directors of the Corporation whether because of death, resignation, removal, an increase in the number of directors or any other reason, such vacancy may be filled by the vote of a majority of the remaining directors of the Corporation even though such remaining directors represent less than a quorum. An increase in the number of directors shall create vacancies for the purpose of this section. A director of the Corporation elected to fill a vacancy shall hold office for the unexpired term of his predecessor, or in the case of an increase in the number of directors, until the election and qualification of directors at the next annual meeting of the stockholders.

Section 3. <u>Removal of Directors</u>.

a. At a meeting of stockholders called expressly for that purpose, directors may be removed in the manner provided in this Article III, Section 3. Any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

b. If the Corporation has cumulative voting, if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which he is a member.

Section 4. <u>Director Quorum and Voting</u>.

a. A majority of the number of directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business unless a greater number is required elsewhere in these Bylaws.

b. A majority of the members of an Executive Committee or other committee shall constitute a quorum for the transaction of business at any meeting of such Executive Committee or other committee.

c. The act of the majority of the directors present at a Board meeting at which a quorum is present shall be the act of the Board of Directors.

d. The act of a majority of the members of an Executive Committee present at an Executive Committee meeting at which a quorum is present shall be the act of the Executive Committee.

e. The act of a majority of the members of any other committee present at a committee meeting at which a quorum is present shall be the act of the committee.

Section 5. <u>Director Conflicts of Interest</u>.

a. No contract or other transaction between this Corporation and one or more of its directors or officers, or between this Corporation and any other corporation, partnership, association or other entity in which one or more of its directors or officers are directors or have a financial interest, shall be void or voidable solely because of the relationship or interest or solely because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because his or their votes are counted for such purpose; if

(i) The material facts as to such relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction in good faith by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors, even though the disinterested directors be less than a quorum; or

(ii) The material facts as to such relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction in good faith by vote or written consent; or

(iii) The contract or transaction is fair as to the Corporation at the time authorized, approved or ratified by the Board, a committee, or the stockholders.

b. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

Section 6. Executive and Other Committees: Designation; Authority.

a. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees each of which, to the extent provided in such resolution or in the Articles of Incorporation or these Bylaws, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to: (i) approve or recommend to stockholders actions or proposals required by the Delaware General Corporation Law to be approved by stockholders; (ii) designate candidates for the office of director for purposes of proxy solicitation or otherwise; (iii) fill vacancies on the Board of Directors or any committee thereof, (iv) amend the Bylaws; or (v) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of class of shares, unless the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, has specified a general formula or method by resolution or by adoption of a stock option or other plan, authorized a committee to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, and voting preferential rights, and provisions for other features of a class of shares, or a series of class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Secretary of State under the Delaware Business Corporation Act.

b. The Board, by resolution adopted in accordance with Article III, Subsection 6(a) may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

c. Neither the designation of any such committee, the delegation thereto of authority, nor action by such committee pursuant to such authority, shall alone constitute compliance by any member of the Board of Directors not a member of the committee in question, with his responsibility to act in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

Section 7. Place, Time, Notice, and Call of Directors' Meetings.

a. Meetings of the Board of Directors, regular or special, may be held either within or without this state.

b. A regular meeting of the Board of Directors of the Corporation shall be held for the election of officers of the Corporation and for the transaction of such other business as may come before such meeting as promptly as practicable after the annual meeting of the stockholders of this Corporation without the necessity of other notice than this Bylaw. Other regular meetings of the Board of Directors of the Corporation may be held at such times and at such places as the Board of Directors of the Corporation may from time to time resolve without other notice than such resolution. Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board or the President or a majority of the Directors of the Corporation, at such time and at such place as shall be specified in the call thereof. Notice of any special meeting of the Board of Directors must be given at least two (2) days prior thereto, if by written notice delivered personally; or at least five (5) days prior thereto, if mailed; or at least two (2) days prior thereto, if by telegram; or at least two (2) days prior thereto, if by telephone. If such notice is given by mail, such notice shall be deemed to have been delivered when deposited with the United States Postal Service addressed to the business address of such director with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed delivered when the telegram is delivered to the telegraph company. If notice is given by telephone, such notice shall be deemed delivered when the call is completed.

c. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

d. Neither the business to be transacted, nor the purpose of any regular or special meeting of the Board of Directors, need be specified in the notice or waiver of notice of such meeting.

e. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and the place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

f. Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 8. Action by Directors Without a Meeting.

Any action required by the Delaware General Corporation Law to be taken at a meeting of the directors of the Corporation, or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all of the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote.

Section 9. Compensation.

The directors and members of the Executive and any other committee of the Board of Directors shall be entitled to such reasonable compensation for their services and on such basis as shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors and members of any committee of the Board of Directors shall be entitled to reimbursement for any reasonable expenses incurred in attending any Board or committee meeting. Any director receiving compensation under this section shall not be prevented from serving the Corporation in any other capacity and shall not be prohibited from receiving reasonable compensation for such other services.

Section 10. Resignation.

Any Director of the Corporation may resign at any time without acceptance by the Corporation. Such resignation shall be in writing and may provide that such resignation shall take effect immediately or on any future date stated in such notice.

ARTICLE IV
Officers

Section 1. Election; Number; Terms of Office.

a. The officers of the Corporation shall consist of a Chairman of the Board, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by these Bylaws. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors.

b. All officers and agents, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

c. Any two (2) or more offices may be held by the same person except the offices of the President and Secretary.

d. A failure to elect a Chairman of the Board, President, a Secretary and a Treasurer shall not affect the existence of the Corporation.

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Section 2. Removal.

An officer of the Corporation shall hold office until the election and qualification of his successor; however, any officer of the Corporation may be removed from office by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of any officer shall not of itself create any contract right to employment or compensation.

Section 3. Vacancies.

Any vacancy in any office from any cause may be filled for the unexpired portion of the term of such office by the Board of Directors.

Section 4. Powers and Duties.

a. The Chairman of the Board shall be the Chief Executive Officer of the Corporation. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required or unless the Board of Directors shall rule otherwise, the Chairman of the Board shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board of Directors. Unless a Chairman of the Board is specifically elected, the President shall be deemed to be the Chairman of the Board,

b. The President shall be the Chief Operating Officer of the Corporation. He shall be responsible for the general day-to-day supervision of the business and affairs of the Corporation. He shall sign or countersign all certificates, contracts or other instruments of the Corporation as authorized by the Board of Directors. He may, but need not, be a member of the Board of Directors. In the office of the Chairman of the Board, the President shall be the Chief Executive Officer of the Corporation and shall preside at all meetings of the stockholders and the Board of Directors. He shall make reports to the Board of Directors and stockholders. He shall perform such other duties as are incident to his office or are properly required of him by the Board of Directors. The Board of Directors will at all times retain the power to expressly delegate the duties of the President to any other officer of the Corporation.

c. The Vice-President(s), if any, in the order designated by the Board of Directors, shall exercise the functions of the President during the absence, disability, death, or refusal to act of the President. During the time that any Vice-President is properly exercising the functions of the President, such Vice-President shall have all the powers of and be subject to all the restrictions upon the President. Each Vice-President shall have such other duties as are assigned to him from time to time by the Board of Directors or by the President of the Corporation.

d. The Secretary of the Corporation shall keep the minutes of the meetings of the stockholders of the Corporation and the minutes of the meetings of the Board of Directors of the Corporation. The Secretary shall be the custodian of the minute books of the Corporation and such other books and records of the Corporation as the Board of Directors of the Corporation may direct. The Secretary shall make or cause to be made all proper entries in all corporate

books that the Board of Directors of the Corporation may direct. The Secretary shall have the general responsibility for maintaining the stock transfer books of the Corporation, or of supervising the maintenance of the stock transfer books of the Corporation by the transfer agent, if any, of the Corporation. The Secretary shall be the custodian of the corporate seal of the Corporation and shall affix the corporate seal of the Corporation on contracts and other instruments as the Board of Directors of the Corporation may direct. The Secretary shall perform such other duties as are assigned to him from time to time by the Board of Directors or the President of the Corporation.

e. The Treasurer of the Corporation shall have custody of all funds and securities owned by the Corporation. The Treasurer shall cause to be entered regularly in the proper books of account of the Corporation full and accurate accounts of the receipts and disbursements of the Corporation. The Treasurer of the Corporation shall render a statement of cash, financial and other accounts of the Corporation whenever he is directed to render such a statement by the Board of Directors or by the President of the Corporation. The Treasurer shall at all reasonable times make available the Corporation's books and financial accounts to any Director of the Corporation during normal business hours. The Treasurer shall perform all other acts incident to the office of the Treasurer of the Corporation, and he shall have such other duties as are assigned to him from time to time by the Board of Directors or the President of the Corporation.

f. Other subordinate or assistant officers appointed by the Board of Directors or by the President, if such authority is delegated to him by the Board of Directors, shall exercise such powers to perform such duties as may be delegated to them by the Board of Directors or by the President, as the case may be.

g. In case of the absence or disability of any officer of the Corporation and of any person authorized to act in his place during such period of absence or disability, the Board of Directors may, from time to time, delegate the powers and duties of such officer to any other officer or any director or other person whom it may select.

Section 5. Salaries.

The salaries of all Officers of the Corporation shall be fixed by the Board of Directors. No Officer shall be ineligible to receive such salary by reason of the fact that he is also a Director of the Corporation and receiving compensation therefor.

ARTICLE V
Loans to Employees and Officers:
Guaranty of Obligations of Employees and Officers

This Corporation may lend money to, guarantee any obligation of, or otherwise assist any Officer or other employee of the Corporation or of a subsidiary, including any officer or employee who is a Director of the Corporation or of a subsidiary, whenever, in the judgement of the Directors, such a loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve including, without

limitation, a pledge of shares of stock of the Corporation. Nothing in this Article shall be deemed to deny, limit or restrict the powers of guaranty or warranty of this Corporation at common law or under any statute.

ARTICLE VI
Stock Certificates, Voting Trusts, Transfers

Section 1. Certificates Representing Shares.

a. Every holder of shares in this Corporation shall be entitled to one or more certificates, representing all shares to which he is entitled and such certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the President or Vice President or the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of the transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be used by the Corporation with the same effect as if he were such officer at the date of its issuance.

b. Each certificate representing shares shall state upon the face thereof: (i) the name of the Corporation; (ii) that the Corporation is organized under the laws of the State of Delaware; (iii) the name of the person or persons to whom issued; (iv) the number and class of shares, and the designation of the series, if any, which such certificate represents; and (v) the par value of each share represented by such certificate, or a statement that the shares are without par value.

c. No certificate shall be issued for any shares until such shares are fully paid.

Section 2. Transfer Book.

The Corporation shall keep at its registered office or principal place of business or in the office of its transfer agent or registrar, a book (or books where more than one kind, class, or series of stock is outstanding) to be known as the Stock Book, containing the names, alphabetically arranged, addresses and Social Security numbers of every stockholder, and the number of shares of each kind, class or series of stock held of record. Where the Stock Book is kept in the office of the transfer agent, the Corporation shall keep at its office in the State of Delaware copies of the stock lists prepared from said Stock Book and sent to it from time to time by said transfer agent. The Stock Book or stock lists shall show the current status of the ownership of shares of the Corporation; provided, if the transfer agent of the Corporation be located elsewhere, a reasonable time shall be allowed for transit or mail.

Section 3. Transfer of Shares.

a. The names and address(es) of the person(s) to whom shares of stock of this Corporation are issued, shall be entered on the Stock Books of the Corporation, with the number of shares and date of issuance.

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b. Transfer of shares of the Corporation shall be made on the Stock Transfer Books of the Corporation by the Secretary or the transfer agent only when the holder of record thereof, or the legal representative of such holder of record, or the attorney-in-fact of such holder of record, authorized by power of attorney duly executed and filed with the Secretary or transfer agent of the Corporation, shall surrender the Certificate representing such shares for cancellation. Lost, destroyed or stolen Stock Certificates shall be replaced pursuant to Section 5 of this Article VI.

c. The person or persons in whose names shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner of such shares for all purposes, except as otherwise provided pursuant to Sections 10 and 11 of Article 11, or Section 4 of this Article VI.

Section 4. Voting Trusts.

a. Any number of stockholders of the Corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not to exceed ten (10) years, by: (i) entering into a written voting trust; (ii) depositing a counterpart of the agreement with the Corporation at its registered office; and (iii) transferring their shares to such trustee or trustees for the purposes of this Agreement. Prior to the recording of the Agreement, the stockholder concerned shall tender the stock certificate(s) described therein to the corporate secretary who shall note on each certificate:

"This Certificate is subject to the provisions of a voting trust agreement dated __________, recorded in Minute Book ___________, of the Corporation.

____
Secretary"

b. Upon the transfer of such shares, voting trust certificates shall be issued by the trustee or trustees to the stockholders who transfer their shares in trust. Such trustee or trustees shall keep a record of the holders of the voting trust certificates evidencing a beneficial interest in the voting trust, giving the names and addresses of all such holders and the number and class of the shares in respect of which the voting trust certificates held by each are issued, and shall deposit a copy of such record with the Corporation at its registered office.

c. Upon the transfer of such shares, voting trust certificates shall be issued by the trustee or trustees to the stockholders who transfer their share in trust. Such trustee or trustees shall keep a record of the holders of the voting trust certificates evidencing a beneficial interest in the voting trust, giving the names and addresses of all such holders and the number and class of the shares in respect of which the voting trust certificates held by each are issued, and shall deposit a copy of such record with the Corporation at its registered office.

d. The counterpart of the voting trust agreement and the copy of such record so deposited with the Corporation shall be subject to the same right of examination by a stockholder of the Corporation, in person or by agent or attorney, as are the books and records

of the Corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

e. At any time before the expiration of a voting trust agreement as originally fixed or as extended one or more times under this Article VI, Subsection 4(e), one or more holders of the voting trust certificates may, by agreement in writing, extend the duration of such voting trust agreement, nominating the same or substitute trustee or trustees, for an additional period not exceeding ten (10) years. Such extension agreement shall not affect the rights or obligations of persons not parties to the agreement, and such persons shall be entitled to remove their shares from the trust and promptly to have their stock certificates reissued upon the expiration date of the original term of the voting trust agreement. The extension agreement shall in every respect comply with and be subject to all the provisions of this Article VI, Section 4 applicable to the original voting trust agreement except that the ten (10) year maximum period of duration shall commence on the date of adoption of the extension agreement.

f. The trustees under the terms of the agreements entered into under the provisions of this Article V1, Section 4 shall not acquire the legal title to the shares but shall be vested only with the legal right and title to the voting power which is incident to the ownership of the shares.

Section 5. Lost, Destroyed, or Stolen Certificates.

No certificate representing shares of the stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed, or stolen except on production of evidence, satisfactory to the Board of Directors, of such loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount (but not to exceed twice the fair market value of the shares represented by the Certificate) and with such terms and with such surety as the Board of Directors may, in its discretion, require.

ARTICLE VII
Books and Records

a. The Corporation shall keep correct and complete books and records of accounts and shall keep minutes of the proceedings of its stockholders, Board of Directors and committees of directors.

b. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

c. Any person who shall, prior to his demand, have been a holder of record of outstanding shares of any class or series of the Corporation, shall have the right to examine, upon written demand stating the purpose thereof, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, upon its relevant books and records of account, minutes and record of stockholders and to make extracts therefrom.

d. No stockholder who has sold or offered for sale within the past two (2) years any list of stockholders or of holders of voting trust certificates for shares of this Corporation or any other Corporation; has aided or abetted any person in procuring any list of stockholders or of holders of voting trust certificates for any such purpose; or has improperly used any information secured through any prior examination of the books and records of account, minutes, or record of stockholders or of holders' voting trust certificates for shares of the Corporation or any other Corporation; shall be entitled to examine the documents and records of the Corporation as provided in Subsection (c) of this Article VII. Any stockholder who does not act in good faith or for a proper purpose in making his demand shall not be entitled to examine the documents and records of the Corporation as provided in Section (c) of this Article VII.

e. Unless modified by resolution of the stockholders, this Corporation shall prepare not later than four (4) months after the close of each fiscal year:

(i) A balance sheet showing in reasonable detail the financial conditions of the Corporation as of the last date of its fiscal year.

(ii) A profit and loss statement showing the results of its operation during its fiscal year.

f. Upon the written request of any stockholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such stockholder or holder of voting trust certificates a copy of its most recent balance sheet and profit and loss statement.

g. Such balance sheets and profit and loss statements shall be filed and kept for at least five (5) years in the registered office of the Corporation in the State of Delaware and shall be subject to inspection during business hours by any stockholder or holder of voting trust certificates.

ARTICLE VIII
Dividends

The Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent subject to the following provisions:

a. Dividends in cash or property may be declared and paid, except as otherwise provided in Article VIII, only out of the unreserved and unrestricted earned surplus of the Corporation or out of the capital surplus, however arising, but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid for such capital surplus shall be disclosed to the stockholders receiving the same concurrently with the distribution.

b. Dividends may be declared and paid in the Corporation's treasury shares.

c. Dividends may be declared and paid in the Corporation's authorized but unissued shares out of any unreserved and unrestricted surplus of the Corporation upon the following conditions:

(i) If a dividend is payable in the Corporation's own shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

(ii) If a dividend is payable in the Corporation's own shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the stockholders receiving such dividend concurrently with the payment thereof.

d. No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Articles of Incorporation so provide or such payment is authorized by the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

e. A split up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the Corporation shall not be construed to be a stock dividend within the meaning of this Article VIII.

ARTICLE IX
Indemnification

Section 1. Action, etc. Other Than by or in the Right of the Corporation.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, investigative or administrative (other than an action or suit brought by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereafter as an "Agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding - whether by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent - shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

Section 2. Action, etc. by or in the Right of the Corporation.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that the person is or was an Agent (as defined above), against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Determination of Right of Indemnification.

Any indemnification under Section 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation unless a determination is reasonably and promptly made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful.

Section 4. Indemnification Against Expenses of Successful Party.

Notwithstanding the other provisions of this Article, to the extent that a present or former director or officer of the Corporation has been successful, on the merits or otherwise, in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

Section 5. Advances of Expenses.

Except as limited by Section 6 of this Article, costs, charges and expenses (including attorneys' fees) incurred in any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors or if a majority vote of a quorum of disinterested directors cannot be obtained, then by independent legal counsel in a written opinion, that, based upon the facts known to the Board or counsel at the time such determination

is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe such person's conduct was unlawful. In no event shall any advance be made in instances where the Board or independent legal counsel reasonably determines that such person deliberately breached their duty to the Corporation or its stockholders.

Section 6. Right of Agent to Indemnification Upon Application; Procedure Upon Application.

Any indemnification under Sections 1, 2 and 4 or advance under Section 5 of this Article shall be made promptly, and in any event within ninety (90) days, upon the written request of the Agent unless, with respect to applications under Sections 1, 2 or 5, a determination is made that indemnification of the Agent is proper in circumstances because the person has met the applicable standard of conduct set forth in sections 1, 2, 4 and 5 of this section. Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the shareholders. The right to indemnification or advances as granted by this Article shall be enforceable by the Agent in any court of competent jurisdiction, if the Board or independent counsel denies the claim in whole or in part, or if no disposition of such claim is made within ninety (90) days. The Agent's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

Section 7. Contribution.

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Article is held by a court of competent jurisdiction to be unavailable to an indemnitee in whole or part, the Corporation shall, in such an event, after taking into account, among other things, contributions by other directors and officers of the Corporation pursuant to indemnification agreements or otherwise, and, in the absence of personal enrichment, acts of intentional fraud or dishonesty or criminal conduct on the part of the Agent, contribute to the payment of Agent's losses to the extent that, after other contributions are taken into account, such losses exceed: (i) in the case of a director of the Corporation or any of its subsidiaries who is not an officer of the Corporation or any of such subsidiaries, the amount of fees paid to him for serving as a director during the 12 months preceding the commencement of the suit, proceeding or investigation; or (ii) in the case of a director of the Corporation or any of its subsidiaries who is also an officer of the Corporation or any of such subsidiaries, the amount set forth in clause (i) plus 5% of the aggregate cash compensation paid to said director for service in such office(s) during the 12 months preceding the commencement of the suit, proceeding or investigation; or (iii) in the case of an officer of the Corporation or any of its subsidiaries, 5% of the aggregate cash compensation paid to such officer for service in such office(s) during the 12 months preceding the commencement of such suit, proceeding or investigation.

Section 8. Other Rights and Remedies.

The indemnification provided by this Article shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any law, Bylaw, or charter provision, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the Agent who serves in such capacity at any time while these Bylaws and other relevant provisions of the general corporation law and other applicable law, if any are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

Section 9. Insurance.

Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

Section 10. Constituent Corporation.

For the purposes of this Article, references to the "Corporation" include any constituent corporation absorbed in a consolidation or merger, as well as any constituent of a constituent or the resulting or surviving corporation, if its separate existence had continued, would have had power and authority to indemnify its Agent, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or who was serving at the request of such constituent corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 11. Other Enterprises, Fines and Serving at Corporation's Request.

For purposes of this Article, references to "other enterprise" in Sections 1 and 10 shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service by Agent as director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

Section 12. Savings Clause.

If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, appeal, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

ARTICLE X
Amendment of Bylaws

a. The Board of Directors shall have the power to amend, alter, or repeal these Bylaws, and to adopt new Bylaws, from time to time.

b. The stockholders of the Corporation may, at any annual meeting of the stockholders of the Corporation or at any special meeting of the stockholders of the Corporation called for the purpose of amending these Bylaws, amend, alter, or repeal these Bylaws, and adopt new Bylaws, from time to time.

c. The Board of Directors shall not have the authority to adopt or amend any Bylaw if such new Bylaw or such amendment would be inconsistent with any Bylaw previously adopted by the stockholders of the Corporation. The stockholders may prescribe in any Bylaw made by them that such Bylaw shall not be altered, amended or repealed by the Board of Directors.

ARTICLE XI
Stockholder Agreements

Unless the shares of this Corporation are listed on a national securities exchange or are regularly quoted by licensed securities dealers and brokers, all the stockholders of this Corporation may enter into agreements relating to any phase of business and affairs of the Corporation and which may provide for, among other things, the election of directors of the Corporation in a manner determined without reference to the number of shares of capital stock of the Corporation owned by its stockholders, the determination of management policy, and division of profits. Such agreement may restrict the discretion of the Board of Directors and its management of the business of the Corporation or may treat the Corporation as if it were a partnership or may arrange the relationships of the stockholders in a manner that would be appropriate only among partners. In the event such agreement shall be inconsistent in whole or in part with the Articles of Incorporation and/or Bylaws of the Corporation, the terms of such agreement shall govern. Such agreement shall be binding upon any transferee of shares of this corporation provided such transferee has actual notice thereof or a legend referring to such agreement is noted on the face or back of the certificate or certificates representing the shares transferred to such transferee.

ARTICLE XII
Fiscal Year

The fiscal year of this Corporation shall be determined by the Board of Directors.

Date: ______________________________ ______________________________
Secretary